Exhibit 99.1

Sovos Brands Reports Third Quarter 2021 Financial Results

Third Quarter Net Sales Increase 31% Due to Strong Consumption and the Addition of Birch Benders

Brand Net Sales Increase 17%

Provides Fiscal Year 2021 Net Sales and Adjusted EBITDA Guidance

Louisville, Colo – Nov. 09, 2021 (GLOBE NEWSWIRE) – Sovos Brands, Inc. (Nasdaq: SOVO), the fastest-growing food company of scale in the United States, today reported financial results for its third quarter ended September 25, 2021.

Highlights:

●	Market share for Rao’s sauce reached an all-time high at 13.2%, closing the gap to the #2 player; household penetration for Rao’s sauce also reached a new record of 10.3%, up three percentage points versus the prior year[1]
●	Net sales were $178.7 million, a 31% increase over the prior year period, led by robust growth in Rao’s and noosa, as well as incremental sales from the acquisition of Birch Benders
●	Brand net sales[2], which includes Birch Benders for both periods, increased 17% in the third quarter over the prior year period
●	Net loss was $4.6 million or a loss of $0.06 per diluted share; adjusted net income[3] was $7.1 million or $0.10 per diluted share
●	Adjusted EBITDA[3] was $25.8 million, a 31% increase over the prior year period, resulting in an adjusted EBITDA margin[3] of 14.4% consistent with the prior year period
●	Expects full year net sales of $710-$715 million and adjusted EBITDA[3] of $113-$115 million

Todd Lachman, President and Chief Executive Officer stated, “Following our successful IPO, our strong third quarter results of double-digit sales and adjusted EBITDA growth reflect our proven track record of acquiring, developing, and accelerating ‘one of a kind’ food brands. Leveraging our Sovos Brands playbook, we are focused on accelerating the growth of our brands, increasing market share and outpacing the categories in which we compete.”

Mr. Lachman continued, “Dollar consumption of our brands in our three largest categories—pasta sauce, yogurt and frozen—increased by double digits during the quarter, demonstrating the momentum of our core businesses. Under the leadership of the Sovos Brands team, we remain laser focused on increasing household penetration, successful category expansion and accretive acquisitions, and I am confident our industry-leading, profitable growth will create attractive shareholder returns long-term.”

	13 weeks ended			39 weeks ended
	September 25,	September 26,		September 25,	September 26,
	2021	2020	Change	2021	2020	Change
Net sales ($ millions)	$178.7	$136.9	31%	$529.9	$398.3	33%
Net income (loss) ($ millions)	$(4.6)	$2.2	—	$5.8	$11.3	(49)%
Diluted EPS	$(0.06)	$0.03	—	$0.08	$0.15	(48)%
Adjusted diluted EPS[3]	$0.10	$0.13	(23)%	$0.56	$0.44	28%
Adjusted EBITDA[3]($ millions)	$25.8	$19.7	31%	$88.7	$67.0	32%
Adjusted EBITDA margin[3](%)	14.4%	14.4%	—%	16.7%	16.8%	(1)%

Successful Initial Public Offering (IPO)

On September 22, 2021, the Company priced its initial public offering, in which it sold 23,334,000 shares resulting in net proceeds of $263.2 million on September 27, 2021. Subsequent to the IPO, the underwriters exercised their option to purchase an additional 3,500,100 shares of common stock and on October 5, 2021, the Company closed its sale of these shares, resulting in net proceeds of $39.5 million. As of October 5, 2021, shares outstanding were approximately 101 million.

Third Quarter 2021 Results

Net sales of $178.7 million represented an increase of $41.8 million, or 31%, for the 13 weeks ended September 25, 2021, compared to the 13 weeks ended September 26, 2020. The Birch Benders brand, which was acquired in October 2020 and was therefore not included in results for the 13 weeks ended September 25, 2020, contributed $13.8 million of the increase. The remainder of the net sales increase was primarily attributable to increased shipments, with Rao’s and noosa driving the most significant increases.

Gross profit of $49.9 million increased 9% versus the prior year period. Gross margin was 27.9% versus 33.3% for the prior year period. This decline was primarily due to higher logistics costs, input cost inflation and higher promotional spending compared to abnormally lower spending in the prior year period, as well as the acquisition of Birch Benders.

Total operating expenses of $38.4 million decreased 2% versus the prior year period. Depreciation and amortization expenses of $7.2 million increased 20% versus the prior year period due to the intangible assets amortized as part of the Birch Benders acquisition. Excluding adjustments of $4.6 million for the third quarter of 2021 and $5.1 million for the prior year period, adjusted operating expenses3 of $33.9 million declined by 1%, primarily due to the timing of marketing expenses and lower general and administrative expenses, partially offset by the inclusion of Birch Benders.

Operating income of $11.4 million grew 81% versus the prior year period. Interest expense was $12.5 million for the quarter compared to $4.3 million in the prior year period. The increase resulted from a higher balance of borrowings related to funding a June 2021 shareholder distribution, as well as the acquisition of Birch Benders.

Net loss was $4.6 million, or a loss of $0.06 per diluted share, versus a net income of $2.2 million, or $0.03 per diluted share in the prior year period. The decrease resulted from higher interest expense and higher tax expense related to non-deductible expenses for tax purposes, partially offset by the increase in operating income. Excluding after-tax costs of $11.8 million for acquisition related costs, initial public offering readiness, non-cash stock compensation expense, and other items detailed in the reconciliation of non-GAAP financial measures, adjusted net income3 of $7.1 million decreased by 26% compared to the prior year period. Adjusted diluted earnings per share3 for the quarter were $0.10 per share versus $0.13 per share in the prior year period.

Adjusted EBITDA3 of $25.8 million increased 31% versus the prior year period. Adjusted EBITDA margin3 for the third quarter of 14.4% was consistent with the prior year period.

Balance Sheet and Cash Flow Highlights

As of September 25, 2021, the end of the third quarter, cash and cash equivalents were $43.1 million and total debt was $774.8 million. The Company used the aggregate net proceeds of the IPO to pay down $299.2 million of long-term debt in the fourth quarter.

Accounts receivable increased to $80.3 million from $61.0 million at the end of 2020 due to the increase in net sales. The Company ended the quarter with inventory of $60.3 million compared to $47.1 million at the end of 2020, driven by the replenishment of low inventory levels from the high COVID-19 demand during the previous year, as well as investments in inventory to support the growth of the business.

Cash from operating activities was $18.3 million in the 39-week period ended September 25, 2021, compared to $52.8 million in the prior year period. The decline was driven by higher working capital to support the growth of the business and IPO preparation costs. Year-to-date capital expenditures were $5.1 million versus $2.9 million in the prior year period.

Fiscal 2021 Outlook

Based on year-to-date performance and expectations for the balance of the year, the Company introduced full year guidance for 2021 as follows:

Net sales	$710-$715 million
Adjusted EBITDA margin[3]	approx. 16%
Adjusted EBITDA[3]	$113-$115 million

The Company’s outlook assumes no significant disruption from the COVID-19 pandemic and that inflationary pressures will be partially absorbed by certain pricing actions and productivity improvements.

Sovos Brands cannot provide a reconciliation between its forecasted adjusted EBITDA and a forecasted net income without unreasonable effort due to the inherent difficulty of forecasting and providing reliable estimates for certain items. These items may reside outside the Company’s control and vary greatly between periods and could significantly impact future financial results. For more information regarding the use of non-GAAP measures, please see discussion provided under Non-GAAP Financial Information in this press release and the Company’s public filings.

Footnotes:

(1) Source: Market share performance refers to dollar sales as reported by IRI MULO in the 13-week period ended October 3, 2021. Household penetration refers to data reported by IRI All Outlet for the 52-week period ended October 3, 2021 and is compared to the 52-week period ended October 4, 2020.

(2) Brand net sales consist of net sales from the Rao’s, noosa, Birch Benders and Michael Angelo’s brands for the identified period(s) regardless of the Company’s ownership of the brand at that time. Brand net sales is a non-GAAP financial measure. For additional information, including a reconciliation of brand net sales to net sales, see the Non-GAAP Financial Information and Reconciliation of Non-GAAP Financial Measures sections of this release.

(3) EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted operating expense, adjusted net income, and adjusted EPS are non-GAAP measures. For additional information, including a reconciliation of adjusted results to the most directly comparable measures presented in accordance with GAAP, see the Non-GAAP Financial Information and Reconciliation of Non-GAAP Financial Measures sections of this release.

Earnings Conference Call Details

Sovos will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. Investors are invited to listen using the live webcast available on the Investor Relations section of the Company’s website at ir.sovosbrands.com. A replay will be available within 24 hours of the conference call and will be available for 30 days after the event. The Company will also post a supplemental earnings presentation on Sovos Brands’ Investor Relations site, ir.sovosbrands.com, thirty minutes before the earnings conference call.

About Sovos Brands, Inc.

Sovos Brands, Inc. is a consumer-packaged food company focused on acquiring and building disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. The Company’s product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, yogurts, pancake and waffle mixes, other baking mixes, and frozen waffles, all of which are sold in the United States under the brand names Rao’s, Michael Angelo’s, noosa, and Birch Benders. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious, and unforgettable. The Company is headquartered in Louisville, Colorado. For more information on Sovos Brands and its products, please visit www.sovosbrands.com.

Contacts

Investors:

Christina Cheng, CFA
IR@sovosbrands.com

Media:

Lauren Armstrong

media@sovosbrands.com

Non-GAAP Financial Information

In addition to the Company’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted operating expense, adjusted net income, adjusted diluted earnings per share and brand net sales. We define EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for impairment of goodwill and intangible assets, transaction and integration costs, initial public offering readiness, non-cash equity-based compensation, supply chain optimization and non-recurring costs. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of net sales. Adjusted operating income is defined as total operating income adjusted for impairment of goodwill and intangible assets, transaction and integration costs, initial public offering readiness, non-cash equity-based compensation, supply chain optimization and non-recurring costs related to operating expenses. Adjusted net income consists of net income (loss) before impairment of goodwill and intangible assets, transaction and integration costs, initial public offering readiness, non-cash equity-based compensation, supply chain optimization, non-recurring costs, acquisition amortization and tax related adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period. Adjusted diluted earnings per share is defined as adjusted net income divided by diluted weighted average shares outstanding. Brand net sales consists of net sales from the Rao’s, noosa, Birch Benders and Michael Angelo’s brands for the identified period regardless of our ownership of the brand at that time.

Management believes that EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted operating expense, adjusted net income, adjusted diluted earnings per share and brand net sales are helpful in highlighting performance trends because these metrics eliminate non-recurring and unusual items and non-cash expenses, which the Company does not consider indicative of ongoing operational performance. Company’s presentation of non-GAAP financial information should not be construed to imply that its future results will be unaffected by these items. The Company believes that by providing these non-GAAP financial measures it is enhancing the reader’s understanding of the Company’s business and its results of operations, as well as assisting the reader in evaluating how well the Company is executing its strategic initiatives. The Company’s management team uses these non-GAAP financial measures to evaluate business performance in comparison to budgets, forecasts, and prior period financial results. The non-GAAP financial information is presented for supplemental informational purposes only, has important limitations as analytical tools, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In evaluating EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted operating expense, adjusted net income, and adjusted diluted earnings per share, readers should be aware that in the future we may incur expenses similar to those eliminated in this presentation. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Sovos Brands’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for the fiscal year ending December 25, 2021 and longer-term. These forward-looking statements are based on Sovos Brands’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Sovos Brands’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: competition in the packaged food industry and our product categories; the COVID-19 pandemic and associated effects; our inability to identify, consummate or integrate new acquisitions or realize the projected benefits of acquisitions; our inability to effectively manage our growth; our inability to successfully introduce new products or failure of recently launched products to meet expectations or remain on-shelf; our inability to expand household penetration and successfully market our products; erosion of the reputation of one or more of our brands; issues with the major retailers, wholesalers, distributors and mass merchants on which we rely, including if they give higher priority to other brands or products, perform poorly or declare bankruptcy; our vulnerability to decreases in the supply of and increases in the price of raw materials and labor, manufacturing, distribution and other costs, and our inability to offset increasing costs through cost savings initiatives or pricing; our vulnerability to the impact of severe weather conditions, natural disasters and other natural events on our manufacturing facilities, co-packers or raw material supplies; failure by us or third-party co-packers or suppliers of raw materials to comply with food safety, environmental or other laws or regulations, or new laws or regulations; our dependence on third-party distributors and third-party co-packers, including one co-packer for the substantial majority of our Rao’s Homemade sauce products; failure to protect, or litigation involving, our tradenames or trademarks and other rights; our level of indebtedness and our duty to comply with covenants under each of our credit facilities; and the interests of our majority stockholder may differ from those of public stockholders. These risks and uncertainties are more fully described in Sovos Brands’ filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2021, and other filings and reports that Sovos Brands may file from time to time with the SEC. Moreover, Sovos Brands operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Sovos Brands assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Sovos Brands may make. In light of these risks, uncertainties and assumptions, Sovos Brands cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Sovos Brands disclaims any obligation to update forward-looking statements except as required by law.

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except for share and per share data)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Net sales	$178,733	$136,928	$529,942	$398,336
Cost of sales	128,878	91,263	368,642	265,989
Gross profit	49,855	45,665	161,300	132,347
Selling general, and administrative expenses	31,189	33,311	91,367	83,510
Depreciation and amortization expenses	7,236	6,051	21,631	17,923
Loss on extinguishment of debt	—	—	9,717	—
Operating income	11,430	6,303	38,585	30,914
Interest expense	12,547	4,293	24,613	14,912
Income (loss) before income taxes	(1,117)	2,010	13,972	16,002
Income tax (expense) benefit	(3,497)	226	(8,213)	(4,698)
Net income (loss)	$(4,614)	$2,236	$5,759	$11,304
Earnings (loss) per share:
Basic	$(0.06)	$0.03	$0.08	$0.15
Diluted	$(0.06)	$0.03	$0.08	$0.15
Weighted average shares outstanding:
Basic	74,058,447	74,058,719	74,058,447	74,058,644
Diluted	74,058,447	76,394,135	74,058,453	76,259,190

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except for par value and share data)

(Unaudited)

	September 25, 2021	December 26, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,115	$37,026
Accounts receivable, net	80,269	60,996
Inventories	60,277	47,069
Prepaid expenses and other current assets	10,965	4,388
Total current assets	194,626	149,479
Property and equipment, net	56,558	59,481
Operating lease right-of-use assets	16,267	—
Goodwill	437,451	437,290
Intangible assets, net	471,465	491,895
Other long-term assets	6,934	6,681
TOTAL ASSETS	$1,183,301	$1,144,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,597	$31,170
Accrued expenses	60,414	65,101
Current portion of long-term debt	5,897	3,818
Operating lease liabilities	3,176	—
Total current liabilities	103,084	100,089
Long-term debt, net of debt issuance costs	768,923	360,046
Deferred income taxes	81,248	74,733
Long-term operating lease liabilities	18,089	—
Other long-term liabilities	1,413	13,257
TOTAL LIABILITIES	972,757	548,125

COMMITMENTS AND CONTINGENCIES (Note 11)
STOCKHOLDERS’ EQUITY:
Common Stock	74	6
Stockholder's note receivable	—	(6,000)
Additional paid-in-capital	256,470	654,454
Accumulated deficit	(46,000)	(51,759)
TOTAL STOCKHOLDERS’ EQUITY	210,544	596,701
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,183,301	$1,144,826

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(dollar amounts in thousands)

(Unaudited)

	39 Weeks Ended
(In thousands)	September 25, 2021	September 26, 2020
Cash provided by (used in):
Operating activities	$18,305	$52,784
Investing activities	(5,111)	(2,905)
Financing activities	(7,105)	(1,528)
Change in cash and cash equivalents	$6,089	$48,351

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollar amounts in thousands)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Net sales	$178,733	$136,928	$529,942	$398,336
Birch Benders net sales prior to acquisition	—	15,851	—	45,440
Brand net sales	$178,733	$152,779	$529,942	$443,776

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollar amounts in thousands)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In thousands)	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Net income (loss)	$(4,614)	$2,236	$5,759	$11,304
Interest	12,547	4,293	24,613	14,912
Income tax (expense) benefit	(3,497)	226	(8,213)	(4,698)
Depreciation and amortization	9,494	8,287	28,302	24,747
EBITDA	20,924	14,590	66,887	55,661
Transaction and integration costs(1)	468	3,894	3,978	7,276
Initial public offering readiness(2)	3,117	576	5,176	730
Non-cash stock-based compensation(3)	979	483	2,084	1,456
Supply chain optimization(4)	—	(3)	—	989
Non-recurring costs(5)	287	145	10,529	865
Adjusted EBITDA	$25,775	$19,685	$88,654	$66,977

EBITDA margin	11.7%	10.7%	12.6%	14.0%
Adjusted EBITDA margin	14.4%	14.4%	16.7%	16.8%

(1)
Consists of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large uncompleted transaction. For the 13 weeks and 39 weeks ended September 25, 2021, $298 and $298, respectively, are included in cost of sales, and $170 and $3,680, respectively, are included in total operating expenses. For the 13 weeks and 39 weeks ended September 26, 2020, these costs are included in total operating expenses.
(2)
Consists of costs associated with preparing for an IPO, primarily comprised of professional fees. For all periods presented, these costs are included in total operating expenses.
(3)
Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees. For all periods presented, these costs are included in total operating expenses.
(4)
Consists of expenses for professional fees related to supply chain manufacturing optimization and costs associated with SKU rationalization and certain other strategic initiatives. For the 13 weeks and 39 weeks ended September 25, 2021, these costs are included in total operating expenses. For the 13 weeks and 39 weeks ended September 26 2020, $0 and $586, respectively, are included in cost of sales, and ($3) and $403, respectively, are included in total operating expenses.
(5)
Consists of costs related to loss on extinguishment of debt, costs associated with the dividend, an ERP implementation related to integrating acquisitions, employee separation costs, and legal settlement and other costs related to the exit of facilities. For all periods presented, these costs are included in total operating expenses.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In thousands)	September 25, 2021	September 26, 2020	September 25, 2021		September 26, 2020
Selling, general and administrative	$31,189	$33,311	$	$ 91,367	$83,510
Depreciation and amortization	7,236	6,051		21,631	17,923
Loss on extinguishment of debt	—	—		9,717	—
Total operating expenses	38,425	39,362		122,715	101,433
Transaction and integration costs(1)	(170)	(3,894)		(3,680)	(7,276)
Initial public offering readiness(2)	(3,117)	(576)		(5,176)	(730)
Non-cash equity-based compensation(3)	(979)	(483)		(2,084)	(1,456)
Supply chain optimization(4)	—	3		—	(403)
Non-recurring costs(5)	(287)	(145)		(10,529)	(865)
Total adjusted operating expenses	$33,872	$34,267		$101,246	$90,703

(1) (2) (3) (4)
(1)
Consists of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large uncompleted transaction. For the 13 weeks and 39 weeks ended September 25, 2021, $298 and $298, respectively, are included in cost of sales, and $170 and $3,680, respectively, are included in total operating expenses. For the 13 weeks and 39 weeks ended September 26, 2020, these costs are included in total operating expenses.
(2)
Consists of costs associated with preparing for an IPO, primarily comprised of professional fees. For all periods presented, these costs are included in total operating expenses.
(3)
Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees. For all periods presented, these costs are included in total operating expenses.
(4)
Consists of expenses for professional fees related to supply chain manufacturing optimization and costs associated with SKU rationalization and certain other strategic initiatives. For the 13 weeks and 39 weeks ended September 25, 2021, all costs are included in total operating expenses. For the 13 weeks and 39 weeks ended September 26 2020, $0 and $586, respectively, are included in cost of sales, and ($3) and $403, respectively, are included in total operating expenses.
(5)
Consists of costs related to loss on extinguishment of debt, costs associated with the dividend, an ERP implementation related to integrating acquisitions, employee separation costs, and legal settlement and other costs related to the exit of facilities. For all periods presented, these costs are included in total operating expenses.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands, except share and per share data)

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In thousands)	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Net income (loss)	$(4,614)	$2,236	$5,759	$11,304
Transaction and integration costs(1)	468	3,894	3,978	7,276
Initial public offering readiness(2)	3,117	576	5,176	730
Non-cash equity-based compensation(3)	979	483	2,084	1,456
Supply chain optimization(4)	—	(3)	—	989
Non-recurring costs(5)	287	145	10,529	865
Acquisition amortization(6)	6,811	5,606	20,430	16,819
Tax effect of adjustments(7)	2,488	(3,327)	(4,615)	(6,148)
One-time tax expense items(8)	(2,394)	—	(2,074)	—
Adjusted net income	$7,142	$9,610	$41,267	$33,291
Earnings (loss) per share:
Diluted:	$(0.06)	$0.03	$0.08	$0.15
Adjusted diluted:	$0.10	$0.13	$0.56	$0.44
Weighted average shares outstanding:
Diluted for net loss:	74,058,447	76,394,135	74,058,457	76,259,190
Diluted for adjusted net income:	74,058,386	76,394,135	74,058,457	76,259,190

(1)	Consists of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large uncompleted transaction. For the 13 weeks and 39 weeks ended September 25, 2021, $298 and $298, respectively, are included in cost of sales, and $170 and $3,680, respectively, are included in total operating expenses. For the 13 weeks and 39 weeks ended September 26, 2020, these costs are included in total operating expenses.
(2)	Consists of costs associated with preparing for an IPO, primarily comprised of professional fees. For all periods presented, these costs are included in total operating expenses.
(3)	Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees. For all periods presented, these costs are included in total operating expenses.
(4)	Consists of expenses for professional fees related to supply chain manufacturing optimization and costs associated with SKU rationalization and certain other rationalization initiatives. For the 13 weeks and 39 weeks ended September 25, 2021, these costs are included in total operating expenses. For the 13 weeks and 39 weeks ended September 26 2020, $0 and $586, respectively, are included in cost of sales, and ($3) and $403, respectively, are included in total operating expenses.
(5)	Consists of costs related to loss on extinguishment of debt, costs associated with the dividend, an ERP implementation related to integrating acquisitions, employee separation costs, and legal settlement and other costs related to the exit of facilities. For all periods presented, these costs are included in total operating expenses.
(6)	Amortization costs associated with acquired trade names and customer lists.
(7)	Tax effect was calculated using the Company's adjusted annual effective tax rate.
(8)	Represents the removal for remeasurement of deferred taxes related to intangibles for changes in deferred rate and the removal of the tax effect of non-deductible transaction costs.